JOINT INSURED BOND AGREEMENT

            AGREEMENT dated as of this 1st day of January, 2004, by and among Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Variable Annuity Trust, Vestaur Securities, Inc., Evergreen Income Advantage Fund and Evergreen Managed Income Fund.

BACKGROUND

            A.        Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust and Evergreen Variable Annuity Trust are open end management investment companies registered under the Investment Company Act of 1940 (the “1940 Act”).  Vestaur Securities, Inc, Evergreen Income Advantage Fund and Evergreen Managed Income Fund are closed end management investment companies also registered under the 1940 Act (collectively, the “Management Investment Companies”).

            B.         Rule 17g-1 under the 1940 Act requires the Management Investment Companies to provide and maintain in effect a bond against larceny and embezzlement by their officers and employees.

            C.         Rule 17g-1 authorizes the parties hereto to secure a joint insured bond naming all of them as insureds.

            D.        All of the parties hereto are named as insureds on a joint insured bond issued by ICI Mutual Insurance Company.

            E.         Rule 17g-1 also requires that each registered management investment company named as an insured in a joint insured bond enter into an agreement with all of the other named insureds containing certain provisions regarding the respective shares to be received by said insureds in the event recovery is received under the joint insured bond as a result of a loss sustained by them.

            F.         A majority of the Board of Trustees, as applicable, of the respective Management Investment Companies, who were not “interested persons” of such parties as defined by Section 2(a)(19) of the 1940 Act, after giving due consideration to all factors relevant to the form, amount and ratable allocation of premiums of the aforesaid joint insured bond, have approved the terms and the amount of the bond and the portions of the premiums payable by the respective parties hereunder.

             G.         Each party has also determined that the allocation of the proceeds payable under the aforesaid joint insured bond as set forth herein (which takes into account the minimum amount of bond required for each party by Rule 17g-1 if it maintained a single insured bond) is equitable and proportionate.

            NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

            1.         Joint Insured Bond.  Each party shall maintain in effect a joint fidelity insurance bond (the “Bond”) from a reputable fidelity insurance company which shall be authorized to do business in the place where the Bond is issued, insuring the Management Investment Companies against larceny and embezzlement and covering such of their officers and employees who may, singly or jointly with others, have access, directly or indirectly, to their securities or funds.  The Bond shall name each party as an insured and shall comply with the requirements for such bond established by Rule 17g-1.

            2.         Amount.  The Bond shall be in an amount equal to the sum of (i) the total amount of coverage that each party hereto would be required to provide and maintain individually pursuant to Rule 17g-1, or (ii) in such greater aggregate amount that the Board of Trustees or Directors, as applicable, may determine from time to time.  Each party shall notify each other party at least two (2) months prior to expiration of the Bond of the amount of coverage required for the next term of the Bond so as to permit a renewal bond to be obtained.

            3.         Ratable Allocation of Premium.  Any premium payable or due under the Bond shall be ratably allocated among the parties in proportion to their aggregate net assets.

            4.         Ratable Allocation of Proceeds.

            (a)        If more than one of the parties sustains a single loss (including a loss sustained before the date hereof) for which recovery is received under the Bond, each such party shall receive that portion of the recovery which is sufficient in amount to indemnify that party in full for the loss sustained by it, unless the recovery is inadequate to fully indemnify all such parties sustaining a single loss.

            (b)        If the recovery is inadequate to fully indemnify all such parties sustaining a single loss, the recovery shall be allocated among such parties as follows:

Each such party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of the fidelity bond which would be required to be maintained by such party under a single insured bond (determined as of the time of the loss in accordance with the provision of Rule 17g-1).

The remaining portion of the recovery (if any) shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in the same proportion as the portion of each party’s loss which is not fully indemnified bears to the sum of the unindemnified losses of all such parties not fully indemnified.

5.         Claims and Settlements.  Each party shall, within five (5) business days after making any claim under the Bond, provide every other party with written notice of the amount and nature of such claim.  Each party shall, within five (5) business days after the receipt thereof, provide every other party with written notice of the terms of settlement of any claim made under the Bond by such party.  In the event that two or more parties shall agree to settlement with the fidelity insurance company of a claim made under the Bond with respect to a single loss, such parties shall, within five (5) business days after settlement, provide any other party not a party to such claim with written notice of the amounts to be received by each claiming party under Section 4 hereof.  The officer(s) of the respective Management Investment Companies designated as responsible for filing notices required by paragraph (g) of Rule 17g-1 under the 1940 Act shall give and receive any notice required hereby with respect to the Management Investment Companies.

            6.         Modifications and Amendments.  Any party may modify the amount of the Bond, provided that written notice thereof is given to the Securities and Exchange Commission and the other parties in accordance with Rule 17g-1.  Any party may withdraw from this Agreement at any time and cease to be a party hereto (except with respect to losses occurring prior to such withdrawal) by giving not less than thirty days prior written notice to the other parties of such withdrawal.  Upon withdrawal, a withdrawing party shall cease to be named insured on the Bond and shall be entitled to receive any premium rebated by the fidelity company with respect to such withdrawal.  The parties hereby consent to any future addition of parties to the Bond and the Agreement who are managed by a subsidiary or affiliate of Wachovia Corporation (or affiliates of such persons) in compliance with applicable law.  Any other party subsequently named as an insured under the Bond or any one or more of such Bonds may become a party to the Agreement by signing an election to become an insured and submitting such election to:  Evergreen Funds, Attn:  Legal Department, 200 Berkeley Street, Boston, Massachusetts 02116.  Such election shall be effective as of the date thereof but no sooner than the effective date of such party’s coverage as an insured under the Bond or any one or more of such Bonds.

            7.         Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware.

            8.         No Personal Liability.  All persons dealing with the Management Investment Companies must look solely to their respective property for the enforcement of any claims against them, as neither the Trustees, officers, agents or shareholders of the Management Investment Companies, assume any personal liability for obligations entered into on their behalf.

            9.         No Assignment.  This Agreement is not assignable.

            10.        Notices.  All notices and other communications hereunder shall be in writing and shall be addressed to the appropriate party at the following address:

                        Evergreen Funds

                        Attn:  Legal Department

                        200 Berkeley Street

                        Boston, MA  02116

            11.        Prior Agreement.  The Joint Insured Bond Agreement hereto dated as of January 1, 1999, and any other prior joint insured bond agreements between the parties hereto are superseded and terminated as of the effective date hereof and shall be of no further force or effect, except with respect to losses occurring prior to the effective date hereof and covered by a Bond with such parties named as the insured.

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

                                                            EVERGREEN SELECT FIXED INCOME TRUST

                                                            /S/ Michael H. Kooonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN SELECT EQUITY TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN SELECT MONEY MARKET TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN MUNICIPAL TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN EQUITY TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN FIXED INCOME TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN INTERNATIONAL TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN MONEY MARKET TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN VARIABLE ANNUITY TRUST

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            VESTAUR SECURITIES, INC.

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN INCOME ADVANTAGE FUND

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

                                                            EVERGREEN MANAGED INCOME FUND

                                                            /s/ Michael H. Koonce

                                                            By:  Michael H. Koonce

                                                            Title:  Secretary

__________________________________________________________________________________________

 ELECTION TO JOIN JOINT INSURED BOND AGREEMENT

Effective April 30, 2004, the following Fund hereby elects to be named as a party to the Joint Insured Bond Agreement dated January 1, 2004 among Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Variable Annuity Trust, Evergreen Income Advantage Fund, Evergreen Managed Income.

EVERGREEN UTILITIES AND HIGH INCOME FUND

 /s/ Michael H. Koonce

By:       Michael H. Koonce

Title:     Secretary

__________________________________________________________________________________________

NOTICE TO WITHDRAW FROM JOINT INSURED BOND AGREEMENT

Effective May 23, 2005 the following Fund hereby gives notice to withdraw as a party to the Joint Insured Bond Agreement dated January 1, 2004 among Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Variable Annuity Trust, Evergreen Income Advantage Fund, Evergreen Managed Income Fund and Evergreen Utilities and High Income Fund.

VESTAUR SECURITIES FUND (formerly Vestaur Securities, Inc.)

/s/ Michael H. Koonce

By:  Michael H. Koonce

Title:  Secretary

__________________________________________________________________________________________

 ELECTION TO JOIN JOINT INSURED BOND AGREEMENT

Effective September 15, 2005, the following Fund hereby elects to be named as a party to the Joint Insured Bond Agreement dated January 1, 2004 among Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Variable Annuity Trust, Evergreen Income Advantage Fund, Evergreen Managed Income Fund and Evergreen Utilities and High Income Fund.

ASSET ALLOCATION TRUST

/s/ Michael H. Koonce

By:       Michael H. Koonce

Title:     Secretary

__________________________________________________________________________________________

ELECTION TO JOIN JOINT INSURED BOND AGREEMENT

 Effective October 31, 2005, the following Fund hereby elects to be named as a party to the Joint Insured Bond Agreement dated January 1, 2004 among Evergreen Select Fixed Income Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust, Evergreen Municipal Trust, Evergreen Equity Trust, Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Money Market Trust, Evergreen Variable Annuity Trust, Evergreen Income Advantage Fund, Evergreen Managed Income Fund and Evergreen Utilities and High Income Fund and Asset Allocation Trust.

EVERGREEN INTERNATIONAL BALANCED INCOME FUND

/s/ Michael H. Koonce

By:       Michael H. Koonce

Title:     Secretary